UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 832-3232

_________________________________________
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 21, 2010, Cohen & Steers, Inc. (the “Company”) issued a press release regarding the Company’s earnings and business for the quarter ended June 30, 2010. A copy of the press release issued by the Company is attached as Exhibit 99.1. All information in the press release is furnished, but not filed.

In the attached press release, the Company discloses (i) earnings per share attributable to common shareholders for the three and six months ended June 30, 2010, each adjusted to exclude a gain on the sale of previously impaired securities, and (ii) earnings per share attributable to common shareholders for the three and six months ended June 30, 2009, each adjusted to exclude the effect of other-than-temporary impairment charges recorded on the Company’s available-for-sale securities.

The Company’s management believes that because the aforementioned charges relate to non-core elements of its business, the disclosed non-GAAP earnings per share information enhances understanding of the Company’s operating performance.

A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While the Company’s management believes that this non-GAAP financial information is useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.  The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: July 21, 2010	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated July 21, 2010 issued by the Company with respect to the Company’s second quarter 2010 earnings.